EXHIBIT 10.2

                          ARBY'S RESTAURANT GROUP, INC.

                                          January 18, 2007

Mr.Roland C. Smith
580 Old Cobblestone Drive
Dunwoody, GA 30350

Dear Roland:

          Reference is made to the Employment Agreement dated as of April 13, 2006 (the "Employment Agreement") between you and Arby's Restaurant Group, Inc. ("Arby's"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Employment Agreement.

          Exhibit A to the Employment Agreement provides for a grant of 100,000 restricted shares of Triarc Companies, Inc. Class B Common Stock, Series 1 ("Class B Common Stock"), 50% of which are to have performance vesting targets and 50% of which are to have time vesting targets. Pursuant to the Employment Agreement, such vesting targets were to be agreed upon by the Arby's Board and you within 90 days following execution of the Employment Agreement. If such vesting targets were not set by such date, you would instead be entitled to receive options to acquire shares of Class B Common Stock as provided in the Employment Agreement.

          This letter will confirm our prior agreements to extend the date for setting such vesting targets first to August 31, 2006, then to September 30, 2006, November 13, 2006 and January 31, 2007 and our current agreement to extend the date for setting such vesting targets to March 25, 2007.

          Except as set forth above, the terms and provisions of the Employment Agreement shall remain in full force and effect.

          This amendment to the Employment Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of laws thereof that would call for the application of substantive law of any jurisdiction other than the State of Delaware. This amendment to the Employment Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                                       ARBY'S RESTAURANT GROUP, INC.


                                       By: /s/BRIAN L. SCHORR
                                           ------------------------------------
                                           Name:  Brian L. Schorr
                                           Title: Executive Vice President
Agreed and Accepted as of the
23rd day of January 2007

/s/ROLAND SMITH
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Roland Smith